UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2025

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Woodcliff Drive, Suite 202, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 297-9886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2025, Monro, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the first amendment (the “First Amendment”) under the consulting agreement with AlixPartners, LLP (“AlixPartners”). As previously disclosed, the Company is pursuing an operational improvement plan in consultation with AlixPartners. Under the Amendment, the Company extended the engagement of AlixPartners to December 27, 2025 for the next phase of implementation of the operational improvement plan. The Company will pay AlixPartners an aggregate fee of $2.2 million for the services outlined in the Amendment, which include embedding capabilities and transitioning tools, and supporting revenue acceleration efforts. Except as amended by the Amendment, the terms of the consulting agreement as amended by the First Amendment with AlixPartners remain in full force and effect.

The Company’s President and Chief Executive Officer, Peter Fitzsimmons, also serves as a partner and managing director of AlixPartners. As previously disclosed, Mr. Fitzsimmons serves as the Company’s President and Chief Executive Officer under an engagement letter between the Company and AP Services, LLC, an affiliate of AlixPartners.

The Company intends to file the Amendment as an exhibit to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

November 14, 2025	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Executive Vice President – Chief Legal Officer and Secretary